UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2011

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 717-757-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2011, The Bon-Ton Stores, Inc. (the “Company”) entered into a Private Label Credit Card Program Agreement (the “Program Agreement”) with World Financial Network Bank, a bank subsidiary of Alliance Data Systems Corporation (“ADS”). The Program Agreement commencement date will be the date of transfer, pursuant to a purchase agreement (the “Purchase Agreement”) between ADS and HSBC Bank Nevada, N.A. (“HSBC”), of ownership to ADS of the existing private label credit accounts issued under the Company’s current private label credit card program agreement with HSBC. The current agreement with HSBC terminates on June 20, 2012 (the “Termination Date”). A copy of the Company’s press release announcing the Program Agreement is filed with this report as Exhibit 99.1 and is incorporated herein by reference. The description of the material terms of the Program Agreement is qualified in its entirety by the Program Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Upon the Program Agreement commencement date, ADS will offer private label credit cards to new and existing customers of the Company. In addition, ADS will provide customer service functions and will support certain Company marketing activities related to the Company’s credit card customers. The Company has agreed that it will not provide for a private label open-end credit card bearing the Company’s nameplates except as set forth in the Program Agreement. The Program Agreement also provides for reciprocal licenses of the parties’ trademarks used in connection with the program.

The Program Agreement provides that upon the commencement date, ADS is required to pay the Company a signing bonus of $50 million, as well as periodic royalties based on a percentage of credit card sales and outstanding credit balances during the term of the Program Agreement.

The term of the Program Agreement is seven years with two subsequent two-year renewal periods. The Program Agreement contains customary representations, warranties and covenants, as well as indemnification, confidentiality, data security and termination provisions, including the right of the Company or ADS to terminate the Program Agreement in the event that the Purchase Agreement is not executed on or before the Termination Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Private Label Credit Card Program Agreement by and between World Financial Network Bank and The Bon-Ton Stores, Inc. dated December 16, 2011. One section in this agreement has been redacted and some of the schedules to this agreement have been omitted or redacted pursuant to a request for confidential treatment.

99.1	Press release dated December 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: December 22, 2011